UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 6, 2007

AIR BROOK AIRPORT EXPRESS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

33-9218	22-2742564
(Commission File Number)	(IRS Employer Identification No.)

115 West Passaic Street, Rochelle Park., New Jersey	07662
(Address of Principal Executive Offices)	(Zip Code)

(201) 843-6100
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Company and certain of its principal shareholders who own and control approximately 51.16% of the issued and outstanding shares of Common Stock of the Company (the “Selling Shareholders”) and Lextra Management Group, Inc., a Delaware corporation (“Purchaser”) entered into an Agreement (the “Agreement”) dated as at June 26, 2007, pursuant to which, among other things, the Purchaser would (a) acquire 1,165,397 shares of Company Common Stock (the “Shares”) from the Selling Shareholders for $116,500.00, (b) acquire from Air Brook Limousine, Inc. (“ABL”), one of the Selling Shareholders, an outstanding accounts receivable due to ABL from the Company in the amount of $340,000.00; and (c) pay certain expenses in connection with the transaction in the amount of $43,500.00.

Upon consummation of the proposed transaction, the Purchaser would own 51.16 % of the issued and outstanding shares of Common Stock of the Company and may be deemed in control of the Company.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The certificates representing the Shares to be transferred and delivered to the Purchaser pursuant to the Agreement bear restrictive legends indicating that the underlying shares have not been registered under the Securities Act of 1933, as amended (the “Act”) and may not be sold without an effective registration statement or by way of an exemption from registration under the Act.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.
See response to Item 1.01

ITEM 5.02

Pursuant to the Agreement, R. Thomas Kidd, Chief Executive Officer of Lextra would be appointed as a Director of the Company effective as at the Closing of the Agreement. Donald M. Petroski and Jeffrey M. Petroski, comprising the Directors of the Company, agreed to tender their respective resignations as Directors of the Company, effective as at the Closing Date, which Closing would occur promptly after the tenth day following the mailing to the stockholders of the Company of an Information Statement that complies with the requirements of Rule 14f-1 under the Securities Exchange Act of 1934. There was no disagreement between the resigning directors and the Company at the time concerning the resignations.

Resignation and Appointment of Officers.

Donald M. Petroski will tender his resignation as President and Chief Financial Officer of the Company, and Jeffrey M. Petroski will tender his resignation as Treasurer and Secretary of the Company, effective at the Closing.

Following the resignations of Donald M. Petroski and Jeffrey M. Petroski as officers of the Company, the Board of Directors of the Company will elect Mr. R. Thomas Kidd, as Chief Executive Officer of the Company. The Company and Mr. Kidd have not entered into any oral or written arrangements with respect to the compensation to be paid to Mr. Kidd for acting as a director or officer of the Company, nor as to the amount of time he is to devote to the duties and affairs of the Company.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(c) The following exhibit is being filed herewith:

Exhibit Number	Description of Document

Exhibit- 3	Agreement dated as at June 26, 2007 by and among Air Brook Airport Express, Inc., Donald M. Petroski, Jeffrey M. Petroski, Barbara Petroski, Air Brook Limousine, Inc. and Lextra Management Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 6, 2007
Air Brook Airport Express, Inc.

	By:	Donald M. Petroski
Donald M. Petroski, President